Exhibit 23.8

CONSENT OF INTERNATIONAL METALLURGICAL & ENVIRONMENTAL INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-3 (the “Registration Statement”) of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (“SEC”), to any amendments or post-effective amendments to the Registration Statement and to any prospectuses or prospectus supplements thereto, of references to the International Metallurgical & Environmental Inc.’s name and to the use of, or the incorporation by reference of the technical report summary titled the “S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA” dated November 30, 2024 (the “Bornite TRS”), and the use of scientific and technical information, including any reserve and resource estimates, from the Bornite TRS (collectively, the “Technical Information”), which comply with the requirements under Subpart 1300 of Regulation S-K promulgated by the SEC, including extracts from or summaries of the Technical Information.

DATED: October 29, 2025

International Metallurgical & Environmental Inc.

/s/ Jeff Austin
Name:	Jeff Austin
Title:	President